SILVERADO ANNOUNCES DISCOVERY OF FIRST HIGH GRADE LODE GOLD ( NUGGET SOURCE ) AT NOLAN PROPERTY - HIGH ANTIMONY VALUES ALSO ENCOUNTERED

JANUARY 22, 2007 - Fairbanks, Alaska – USA - Vancouver, BC – Canada
SILVERADO - OTCBB: SLGLF / Frankfurt: SLGL / Berlin: SLGL

“Silverado has committed decades of work to the exploration, development and test mining of gold and after sixteen years of extensive work at the Nolan property, we are zeroing in on this potentially huge source of gold.” Said Silverado CEO Garry Anselmo. “We are very pleased with the 2006 field season’s significant gains achieved for a lode gold/antimony deposit and are now initiating an active exploration program for 2007.

During the fall period of Silverado’s 2006 exploration program, the company carried out a total of 920 feet of backhoe trenching to investigate gold bearing antimony-quartz vein systems ( Au - Sb - Qtz ) in an area north of Smith Creek ( Visit this link to view map: http://www.silverado.com/nolancreek2006 ). This area is part of the Solomon Shear, a five mile long gold bearing shear zone, which appears from all information gathered to date to be part of the source area of placer gold in the Nolan valley (see press releases from August 04, 2006 and October 30, 2006).

Trenching successfully identified three zones that contain antimony-gold-quartz veins ( See Fig. 1 – http://www.silverado.com/january222007/figure1.htm ). The “main zone” containing 16 veins has a width of 190 feet (60m). The widths of the Au – Sb - Qtz veins vary from a quarter inch to seven inches. Spacing of veins also varies, from a quarter inch to several feet. Note on the Figure 2 pictures, ( http://www.silverado.com/january222007/figure2.htm ) the effect of weathering on the gold as it erodes or weathers out of the veins over the thousands of years, thereby changing from crystalline gold with distinct edges and sharp features, to become rounded gold nuggets ( lode gold to placer gold ).

A total of 71 combined chip and channel rock samples were collected during the trenching program and submitted to ALS Chemex in Fairbanks for analysis. Out of these 71 samples, 32 show values higher than 0.01 ounces of gold per ton ( opt ) and range from 0.01 opt to 0.83 opt. ( see Table 1 below ). These results confirm that high-grade lode gold mineralized quartz veins exist in the Solomon Shear Zone.

TABLE 1

      0.01 to 0.83 opt Gold
and
0.01 to greater than ( > ) 5% Antimony

Sample Number	Sample Width < = less than	Au opt	Sb %
06ST001	1 ft	0.15	>5.00
06ST002	1 ft	0.05	>5.00
06ST003	1 ft	0.01	1.73
06ST010	5 ft	0.02	>5.00
06ST016	10 ft	0.01	0.03
06ST019	5 ft	0.03	0.09
06ST023	10 ft	0.01	0.11
06ST025	5 ft	0.06	>5.00
06ST026	1 ft	0.03	0.85
06ST027	1 ft	0.12	>5.00
06ST028	1 ft	0.14	3.05
06ST029	1 ft	0.01	0.20
06ST030	1 ft	0.03	>5.00
06ST031	1 ft	0.04	2.35
06ST032	1 ft	0.07	>5.00
06ST036	10 ft	0.01	0.02
06ST049	10 ft	0.02	0.71
06ST051	10 ft	0.01	0.02
06ST054	10 ft	0.01	0.02
06ST056	1 ft	0.02	0.04
06ST057	1 ft	0.03	0.01
06ST058	1 ft	0.02	>5.00
06ST061	1 ft	0.83	>5.00
06ST062	1 ft	0.10	3.40
06ST063	1 ft	0.10	>5.00
06ST064	1 ft	0.11	0.19
06ST066	1 ft	0.13	>5.00
06ST067	1 ft	0.12	0.08
06ST068	1 ft	0.04	1.41
06ST069	2 ft	0.02	0.10
06ST070	8 ft	0.05	0.08
06ST071	1 ft	0.05	>5.00

In addition to the gold values, 23 of the 71 trench samples show antimony values higher than 0.1%, and ranging from 0.1% Sb to more than 5% Sb. A total of 12 samples show antimony values higher than 5%. This high grade antimony is a valuable product along with gold on this property. Preliminary metallurgical tests on Nolan antimony showed combined lead and arsenic present in amounts less than 0.1% . This constitutes some of the purest antimony in existence and would command premium prices. Currently antimony sells at $US 2.56 per pound. Assays greater than 5% ( laboratory detection limit ) are being re-assayed for total antimony. Final grades will be used to ascertain the combined gold /antimony value per ton of this important discovery.

One RC drill hole (06SH01) was drilled to check for down-dip continuity of the Au - Sb - Qtz veins of the “main zone” (Fig. 1 - http://www.silverado.com/january222007/figure1.htm ). The assay results will be released as soon they become available.

Visit this web link ( http://www.silverado.com/interviews ) to view CBS Channel 13 – Fairbanks, Alaska interview with Silverado Gold Mines Ltd. CEO Garry L. Anselmo aired January 10, 2007.

This press release was prepared by Edward J. Armstrong, Certified Professional Geologist; who is a qualified person as defined under the standards of Canadian National Instrument policy 43-101.

To learn more about Silverado Gold Mines Ltd., visit us online at http://www.silverado.com or contact Bob Dynes, Investor relations, toll free at 1-800-665-4646.

SILVERADO GOLD MINES LTD.
Mailing Address · 505 - 1111 W. Georgia Street · Vancouver, B.C. · V6E 4M3 · CA
(800) 665-4646 or (604) 689-1535 · F: (604) 682-3519 · pr@silverado.com · http://www.silverado.com
Field Address · P.O. Box 83730 · Fairbanks, Alaska. · 99708 · USA

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.